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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-89887 and No. 333-89889) of our report dated January 25, 2000, except for Note 14, as to which the date is February 28, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of Akamai Technologies, Inc. for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 1, 2000